CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
WEX TRANSITORY CORPORATION
(a Delaware corporation)
WITH AND INTO
WRIGHT EXPRESS CORPORATION
(a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Wright Express Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of WEX Transitory Corporation, a Delaware corporation (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of WEX Inc.:

FIRST: The Corporation was originally formed as an LLC under the name “Wright Express LLC” on the 18th day of June, 1999. It filed a conversion and incorporation on the 16th day of February, 2005 under the name “Wright Express Corporation” pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the issued and outstanding capital stock of WEX Transitory Corporation a corporation incorporated on the 15th day of October, 2012 pursuant to the General Corporation Law of the State of Delaware.

THIRD: The Merger was approved pursuant to resolutions of the Board of Directors of the Corporation (the “Board”), attached hereto as Exhibit A, adopted by the Board on October 25, 2012.

FOURTH: The Corporation shall be the surviving corporation of the Merger.

FIFTH: The Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation shall be “WEX Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its authorized officer this 25th day of October, 2012.

WRIGHT EXPRESS CORPORATION
By: /s/ Hilary A. Rapkin
Name: Hilary A. Rapkin, Esq.
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit A

Resolutions of the Board of Directors of Wright Express Corporation

Whereas the Board of Directors (the “Board”) of Wright Express Corporation, a Delaware corporation (the “Corporation”), has determined that it is advisable and in the best interest of the Corporation to change the name of the Corporation to “WEX Inc.” by merging its wholly owned subsidiary, WEX Transitory Corporation, a Delaware corporation (“Merger Sub”), with and into the Corporation (the “Merger”).

NOW, THEREFORE BE IT:

RESOLVED: That pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Corporation, with the Corporation being the surviving corporation in the Merger (the “Surviving Corporation”).

FURTHER

RESOLVED: That the Merger shall be effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Effective Time”) and shall have the effects set forth in Section 259 of the DGCL.

FURTHER

RESOLVED: That pursuant to Section 253(b) of the DGCL, the name of the Surviving Corporation shall be changed to “WEX Inc.”

FURTHER

RESOLVED: That at the Effective Time, the certificate of incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that all references therein to the Corporation shall be deemed amended to refer to the name of the Surviving Corporation, until thereafter amended as provided therein and in accordance with the DGCL.

FURTHER

RESOLVED: That at the Effective Time, the by-laws of the Corporation, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, except that all references therein to the Corporation shall be deemed amended to refer to the name of the Surviving Corporation, until thereafter amended in accordance with the DGCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

FURTHER

RESOLVED: That by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of common stock of the Corporation, held by the person who was the holder of such share of common stock of the Corporation immediately prior to the Merger.

FURTHER

RESOLVED: That by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Merger Sub (all of which are owned by the Corporation) shall be cancelled and no consideration shall be issued in respect thereof.

FURTHER

RESOLVED: That the directors of the Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation of the Surviving Corporation, the by-laws of the Surviving Corporation and the DGCL.

FURTHER

RESOLVED: That the officers of the Corporation immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation of the Surviving Corporation, the by-laws of the Surviving Corporation and the DGCL.

FURTHER

RESOLVED: That the Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation be, and each hereby is, authorized to execute and file or cause to be executed and filed such certificates, documents, instruments and agreements, and to perform any and all other acts as the officer so acting may, in such officer’s sole and absolute discretion, deem necessary or desirable to consummate the Merger.

FURTHER

RESOLVED: That the officers of the Surviving Corporation be, and each hereby is, authorized to execute and deliver such documents, agreements and instruments, and to perform any and all other acts as the officer so acting may, in such officer’s sole and absolute discretion, deem necessary or desirable to reflect the change in name of the Corporation resulting from the Merger.